                                                                    EXHIBIT 4.38

                                FOURTH AMENDMENT
                                ----------------

          FOURTH AMENDMENT (this "Amendment"), dated as of November 6, 2000, among BIG V HOLDING CORP., a Delaware corporation ("Holdings"), BV HOLDINGS CORPORATION, a Delaware corporation ("BV Holdings"), BIG V SUPERMARKETS, INC., a New York corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (each a "Lender" and, collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), and SUMMIT BANK, as Documentation Agent (in such capacity, the "Documentation Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, Holdings, BV Holdings, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to a Credit Agreement, dated as of January 14, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

          NOW, THEREFORE, it is agreed:

          1. Section 9.04(xiv) of the Credit Agreement is hereby deleted and the following new Section 9.04(xiv) is inserted in lieu thereof:

          "(xiv) subject to Section 13.17, additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $4,000,000 at any one time outstanding (it being understood and agreed, however, to the extent that any Indebtedness incurred pursuant to this clause (xiv) is guaranteed by any Affiliate of Holdings or any of its Subsidiaries, such guaranty shall expressly provide that each such Affiliate agrees not to exercise any right of subrogation that it would otherwise have as a result of such guaranty until all of the Obligations have been paid in full in cash);".

          2. The Borrower hereby acknowledges that as a result of the recently completed sale of three of its stores located in Hyde Park, New York, Poughkeepsie, New York and Beekman, New York for approximately $8,700,000, as well as its failure to apply the Net Sale Proceeds from such sales to repay Term Loans in accordance with the Credit Agreement, two separate Events of Default have occurred and are continuing under the Credit Agreement.

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          6. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when Holdings, BV Holdings, the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

          7. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                     * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                 BIG V HOLDING CORP.

                                 By: /s/ James A. Toopes, Jr.
                                     -----------------------------
                                     Name:  James A. Toopes, Jr.
                                     Title:  Vice President

                                 BV HOLDINGS CORPORATION

                                 By: /s/ James A. Toopes, Jr.
                                     -----------------------------
                                     Name: James A. Toopes, Jr.
                                     Title:  Vice President

                                 BIG V SUPERMARKETS, INC.

                                 By: /s/ James A. Toopes, Jr.
                                     -----------------------------
                                     Name:  James A. Toopes, Jr.
                                     Title:  President & Chief Executive Officer

                                 DLJ CAPITAL FUNDING, INC.,

                                 Individually and as Syndication Agent

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 FLEET NATIONAL BANK, Individually

                                 and as Administrative Agent

                                 By: /s/ Peter Haley
                                     -----------------------------
                                     Name:  Peter Haley
                                     Title:  Authorized Officer

                                 SUMMIT BANK, Individually and as

                                 Documentation Agent

                                 By: /s/ William T. Frahey
                                     -----------------------------
                                     Name:  William T. Frahey
                                     Title:  Vice President

                                 MERRILL LYNCH PRIME RATE PORTFOLIO

                                 By: Merrill Lynch Asset Management, L.P., as
                                    Investment Advisor

                                 By: /s/ Anthony Heyman
                                     -----------------------------
                                     Name:  Anthony Heyman
                                     Title:  Authorized Signatory

                                 MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 STEIN ROE FLOATING RATE LIMITED LIABILITY
                                    COMPANY

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 VAN KAMPEN CLO I, LIMITED

                                 By: Van Kampen Management Inc., as Collateral
                                    Manager

                                 By: /s/ Douglas L. Winchell
                                     -----------------------------
                                     Name:  Douglas L. Winchell
                                     Title:  Vice President

                                 NUVEEN FLOATING RATE FUND

                                 By: Nuveen Senior Loan Asset Management Inc.

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 KZH STERLING LLC

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 STEIN ROE & FARNHAM CLO I LTD.

                                 By:  Stein Roe & Farnham Incorporated, as
                                    Portfolio Manager

                                 By:    /s/ Brian W. Good
                                     -----------------------------
                                     Name:  Brian W. Good
                                     Title: Sr. Vice President & Portfolio
                                            Manager

                                 LIBERTY- STEIN ROE ADVISOR FLOATING RATE
                                    ADVANTAGE FUND

                                 By:  Stein Roe & Farnham Incorporated, as
                                    Advisor

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 ELF FUNDING TRUST I

                                 By:      /s/ Mark K. Okada
                                     -----------------------------
                                     Name:  Mark K. Okada
                                     Title: Executive Vice President

                                 ELT LTD.

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:




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

                                 CAPTIVA FINANCE LTD.

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 ML CBO (IV) (CAYMAN) LTD.

                                 By:      /s/ Mark K. Okada
                                     -----------------------------
                                     Name: Mark K. Okada
                                     Title: Executive Vice President

                                 GENERAL ELECTRIC  CAPITAL CORP.

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 OSPREY INVESTMENTS PORTFOLIO

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:

                                 STRATEGIC MANAGED LOAN PORTFOLIO

                                 By:
                                     -----------------------------
                                     Name:
                                     Title:






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